NEWS RELEASE

OTCBB:TXLA

Exhibit 99.2

TEXOLA ENERGY CORP. – OPERATIONAL UPDATE ON NEVADA AND ALBERTA PROJECTS

VANCOUVER, B.C., March 29, 2006 /PRNewswire /-- Texola Energy Corp. (“Texola” or the “Company”) (OTCBB: TXLA) is an emerging growth oil and gas exploration company focused on providing exceptional shareholder value and appreciation by finding, exploring and developing large scale, early stage oil and gas projects in North America.

To achieve this goal, the Company has recently undertaken various exploration initiatives, one of which is an early stage exploration prospect in Nevada USA, and the second is an established production opportunity in Northern Alberta, Canada. Both of these projects offer the Company the potential to exploit and develop large world class reservoirs.

Maverick Spring Play — Nevada, U.S.

Texola Energy recently acquired a 100% working interest and an 80% net royalty interest in the 100,000 + acre Maverick Springs Prospect, Elko and White Pine Counties, Nevada USA. Cedar Strat will retain a back-in working interest of 15% after payout.

The Maverick Springs Prospect is a fractured shale play where Mississippian Antler foreland basin source and seal rocks are thick, rich and thermally mature. The Mississippian Antler foreland basin is part of the western North American Cordillera that extends from Alaska to Mexico. Some of the world’s richest hydrocarbon source rocks were deposited in the Antler Basin. Much of the Basin was disrupted by Cretaceous Sevier thrust belt that created many oil and gas field structures and fractured the source rock shales.

Thrust belts and associated foreland basins contain approximately one – quarter of the world’s proven oil and gas reserves. Like Utah/Wyoming and central Utah portions of the Sevier thrust belt, the Nevada portion contains large folded structures and thrust fault traces, however the Mississippian source rocks of Central Nevada thrust belt are several times thicker and richer than the Cretaceous source rocks of central Utah.

Texola’s Maverick Spring’s prospect is believed to contain the potential for large compressional structures similar to those in thrust belts around the world. Surface mapping, gravity data and subsurface geology and aeromagnetic data were used to identify the Maverick Springs prospect area. From the data generated to date, one of the key elements supporting the world class potential for the Maverick Springs prospect is the thickness and richness of the source rocks. Cedar Strat’s multi million dollar Regional Source Rock Study indicates that the Maverick Springs Prospect lie where the Mississippian Clastics are 3000- 5000 feet thick. The Cretaceous source rocks in the Utah/Wyoming thrust belt have generated many multi billion-barrel oil and gas equivalent fields and are only several hundred feet thick.

As with the Maverick Springs prospect, the thick, impermeable Mississippian shale provides the source, reservoir and seal for the fractured shale play and also the seal for large thrust fault duplex anticlines that are similar to the Utah/Wyoming, the newly discovered giant central Utah oil field, and Canadian portions of the thrust fault. Thrust duplexes were likely charged from Mississippian oil prone source rocks.

As with all large oil reserves, which require the simultaneous presence of source rock, reservoir rock and trapping structures, the Maverick Spring Prospect appears to offer all of these key elements required for substantial oil deposits. Based on information provided by Cedar Strat, the Maverick Springs prospect has estimated in place potential reserves of billions of cubic feet of gas and millions of barrels of oil, and could be as prospective as the Barnett Shale play in Texas.

Strategy For Exploitation

Cedar Strat will be conducting a detailed gravity survey for the Company over the Maverick Springs area in the Spring of 2006. The new gravity survey will provide the best data possible to model the structure of the prospect and to determine optimum drilling locations. The Company will also be undertaking further studies, including cross section generation to narrow the focus for drill site location and increase the likelihood of success.

The Chinchaga Prospect — Alberta, Canada

In keeping with the company’s mandate to balance high value petroleum prospects with established production opportunities that enhance cash flow and asset value, Texola Energy earlier acquired a 10% interest in Suncor Energy’s exciting Chinchaga prospect in Northern Alberta, with Suncor retaining 12.5% gross overriding royalty.

First identified by Suncor’s prospect generation group, this prospect is close to a number of producing Slave Point fields, including the 450Bcf Cranberry Field, the 430Bcf Hamburg field and the 450Bcf Ladyfern field.

Under this farm-in arrangement (FIA) the company and its partners are participating in the cost of drilling an exploratory well on an 18,000 acre lease owned by Suncor Energy. By drilling the first well, the group will earn a 100% working interest in approximately 7,000 acres with an option to drill a second well in 2007 to earn a working interest in the exploration and exploitation of the remaining property.

A dolomitized Slave Point reef at a depth of approximately 8,900 feet, this prospect has been extensively surveyed by Suncor, including log analysis sample work on virtually all offsetting wells, seismic modeling, reprocessing and interpretation, and a complete 3D seismic survey covering the leases.

The Chinchaga well was spud on March 10th, and drilling has been initiated to 410 meters, at which point drilling was temporarily halted due to the early spring break-up. The well is expected to take approximately 18 days to drill to reach final depth. As a winter-only location, exploration is expected to recommence upon freeze up in late 2006.

For further information contact:

Texola Energy Corp.

Investor Relations:

+1 604 488 0292 or North America Toll Free: 1-866-329 5488

Email: info@texolaenergy.com

www.texolaenergy.com

Notice Regarding Forward Looking Statements

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the statement and/or claim that: (i) the Company will be successful in providing shareholder value and appreciation by finding, exploring and developing large scale, early stage oil and gas projects in North America; (ii) the Nevada and Alberta projects offer the Company the potential to exploit and develop large scale world class reservoirs; (iii) the Maverick Springs prospect contains the potential for large compressional structures similar to those in thrust belts around the world; (iv) the Maverick Springs prospect offers the required elements for substantial oil deposits, including the presence of source rock, reservoir rock and trapping structures; (v) the estimate that the Maverick Springs prospect has potential reserves of billions of cubic feet of gas and millions of barrels of oil, and that such reserves could be as prospective as the Barnett Shale play in Texas; (vi) Cedar Strat will conduct a detailed gravity survey for the Company over the Maverick Springs area in the spring of 2006; (vii) the gravity survey will provide the best data possible to determine the optimum drilling locations; and (viii) further studies, including cross section generation to narrow the focus for drill site location, will increase the likelihood of success.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (i) the inherent uncertainties associated with oil and gas exploration; (ii) changes in reserve estimates if any; (iii) the Company’s inability to finance its operations and growth; (iv) the inability to obtain all necessary government and regulatory approvals; (v) changes in the operating costs, changes in general economic conditions and conditions in oil and gas exploration; (vi) the risk that the Company’s property interests (and the interests of those it has entered into agreements with), and the borders of such property interests, are disputed by other parties; and (vii) the data and proprietary information from third parties on the Chinchaga Project and the Maverick Springs Play are based on inaccurate or incomplete sources and information. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the Company’s annual report on Form 10-KSB for the 2004 fiscal year, the Company’s quarterly reports on Form 10-QSB and other periodic reports filed from time-to-time with the Securities and Exchange Commission.